UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

F & M BANK CORP.

(Name of Registrant as Specified In Its Charter)

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F & M BANK CORP.

Timberville, Virginia

Notice of Annual Meeting of Shareholders

To the Shareholders of F & M Bank Corp.

The annual meeting of shareholders of F & M Bank Corp. (the Company) will be held on Saturday, May 13, 2006, at 5:30 P.M. at Broadway High School, Broadway, Virginia, for the following purposes:

1.

Election of three directors for three-year terms expiring in 2009.

2.

Ratification of the appointment of Larrowe & Company, P.L.C. as independent auditors for 2006.

3. Transaction of such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Only shareholders of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may amend your proxy at any time prior to the closing of the polls at the meeting.

By Order of the Board of Directors

/s/ Larry A. Caplinger

Larry A. Caplinger, Secretary

April 7, 2006

F & M BANK CORP.

P. O. Box 1111

Timberville, Virginia 22853

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of F & M Bank Corp. (the Company) to be held Saturday, May 13, 2006 at 5:30 P.M. at Broadway High School, Broadway, Virginia, and at any adjournments thereof (the Annual Meeting). The principal executive offices of the Company are located on Main Street, Timberville, Virginia 22853. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 7, 2006.

The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by (i) filing written notice thereof with the Secretary of the Company (Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person.

An Annual Report to shareholders, including current financial statements, is being mailed to the Company’s shareholders concurrently with this Proxy Statement, but is not part of the proxy solicitation materials.

Interested shareholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, upon written request to Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on March 24, 2006 will be entitled to vote at the Annual Meeting. As of March 24, 2006, the Company had outstanding 2,402,084 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. A majority of votes entitled to be cast on matters considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominees (Broker Shares) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders at the Annual Meeting. Votes that are withheld or abstentions and Broker Shares that are not voted in the election of directors or in the ratification of auditors will not be included in determining the number of votes cast.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 24, 2006, by each of the Company’s directors and nominees, each of the executive officers named in the “Summary Compensation Table” below and all of the Company’s directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

Name of Owner	Amount Beneficially Owned	Percent of Class

Larry A. Caplinger	115,659[1]	4.815%

Thomas L. Cline	8,421[2]	.351%

John N. Crist	15,118[3]	.629%

Julian D. Fisher	27,026[4]	1.125%

Ellen R. Fitzwater	3,582[5]	.149%

Daniel J. Harshman	550[6]	.023%

Neil W. Hayslett	108,243[7]	4.506%

Richard S. Myers	12,750[8]	.531%

Michael W. Pugh	899[9]	.037%

Ronald E. Wampler	10,553[10]	.439%

Dean W. Withers	3,715[11]	.155%

Directors and executive officers as a group (11 persons)	198,273[12]	8.254%

__________________________

1Includes 2,256 shares owned directly, 4,944 shares owned jointly with his spouse, 216 shares indirectly held for Mr. Caplinger’s children and 108,243 shares owned by the Company’s Stock Bonus Plan over which Mr. Caplinger and Neil W. Hayslett have voting power in their capacity as plan trustees.

2Includes 4,023 shares owned directly, 3,260 shares owned jointly with his spouse, 168 shares owned by his spouse, 485 shares owned by Mr. Cline’s Roth IRA and 485 shares owned by his spouse’s Roth IRA.

3Includes 6,977 shares owned directly, 2,000 shares owned by Mr. Crist’s IRA, 100 shares owned by Mr. Crist’s Roth IRA, 2,800 shares owned by his personal 401(k) plan, 1,141 shares owned by his spouse, 100 shares owned by his spouse’s Roth IRA, 1,000 shares owned by his spouse’s IRA and 1,000 shares indirectly held for Mr. Crist’s daughters.

4Includes 2,604 shares owned directly, 10,052 shares owned by Mr. Fisher’s IRA and 14,370 shares owned by his spouse.

5Includes 3,204 shares owned directly and 378 shares owned jointly with another person.

6Includes 450 shares owned directly and 100 shares owned jointly with his spouse.

7Includes 108,243 shares owned by the Company’s Stock Bonus Plan over which Mr. Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

8Includes 4,800 shares owned directly and 7,950 shares owned by Mr. Myers’ IRA.

9Includes 715 shares owned directly, 84 shares owned jointly with his spouse and 100 shares held by a simplified employee plan for Mr. Pugh’s benefit.

10Includes 10,053 shares owned directly and 500 shares owned by his spouse.

11Includes 1,010 shares owned directly, 1,925 shares owned by Mr. Withers’ IRA, 600 shares owned by his spouse and 180 shares indirectly held for Mr. Withers’ sons.

12Includes 108,243 shares owned by the Company’s Stock Bonus Plan over which Neil Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

Management of the Company knows of no person who has beneficial ownership of 5% or more of the outstanding Common Stock as of March 24, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2005, all filing requirements applicable to its officers and directors were complied with.

PROPOSAL ONE

ELECTION OF DIRECTORS

The term of office for the current Class A directors expires at the Annual Meeting. The Board has nominated such directors, namely Ellen R. Fitzwater, Richard S. Myers and Ronald E. Wampler, for election, for a three-year term, by the shareholders at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless instructed otherwise, intend to vote for the election of each of these nominees for directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

The Board recommends election of the Class A

director nominees set forth in this Proxy Statement.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees, all of whom are current directors, for election to the Board at the Annual Meeting, as well as all directors continuing in office.

Name, Age and Position with the Company	Director Since	Principal Occupation During the Last Five Years

Director Nominees

CLASS A DIRECTORS

(to serve until the 2009 annual meeting of shareholders)

Ellen R. Fitzwater (59)	1999

Partner/Financial Manager of F & R Leasing, L.L.C since June 2000; Partner/Financial Manager of Fitzwater Trucking, L.L.C. and Blue Ridge Transportation Service, L.L.C. from June 2000 until Jan. 2006; Corporate accountant of Rocco, Inc. from Oct. 1968 to Dec. 2001

Richard S. Myers (58)	1988	President of Dick Myers Chevrolet-Pontiac
Ronald E. Wampler (58)	1991	Salesman for Dick Myers Chevrolet-Pontiac since Apr. 2004, partner in Dove Ohio Farms, L.L.C. and WWTD Ohio Farms L.L.C., retired farmer, partner in Dove Farms, Inc. until April 2006

Name, Age and Position with the Company	Director Since	Principal Occupation During the Last Five Years

Directors Continuing in Office

CLASS B DIRECTORS

(to serve until the 2007 annual meeting of shareholders)

Thomas L. Cline (59)	1991	President of Truck & Equipment Corp. and Mac Lease, Inc.; Secretary/Treasurer of Transport Repairs, Inc. until Dec. 2004; Secretary of Truck Thermo King until Feb. 2003
Michael W. Pugh (51)	1994	President of Old Dominion Realty, Inc. and Colonial Appraisal Service, Inc.

CLASS C DIRECTORS

(to serve until the 2008 annual meeting of shareholders)

John N. Crist (56)	2001	Attorney, Partner in Hoover Penrod PLC
Julian D. Fisher (65) Chairman of the Board	1990	CEO of Farmers & Merchants Bank (the Bank) from May 1996 until May 2004; President of the Bank from Oct. 1991 until May 2004
Daniel J. Harshman (54)	2001	Manager of the Town of Edinburg
Dean W. Withers (49) President and CEO	2004	CEO of Farmers & Merchants Bank (the Bank) since May 2004; Executive Vice President of the Bank from Jan. 2003 to May 2004; Prior to 2003, Vice President of the Bank since 1993

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Ethics

The Board of Directors has approved a Code of Ethics For Senior Financial Officers of the Company and the Bank. This document covers the company’s Chief Executive Officer, Chief Financial Officer and the Accounting Manager. The Code of Ethics states that the Senior Financial Officers are expected to conduct business and act in an honest and ethical manner; provide full, fair, accurate, timely and understandable financial reports; report any significant deficiencies in the Company’s internal controls over financial reporting; may not use corporate property, information, or position for improper personal gain or compete with the Company; endeavor to protect the Company’s assets and ensure their efficient use; and respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. It is available upon request to the Secretary of the Company at P. O. Box 1111, Timberville, VA  22853.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors of the Company in 2005.  Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2005. The Board of the Bank, which met 12 times in 2005, primarily manages all matters for the Bank. All the directors of the Company are also directors of the Bank.

Committees of the Board

The Company has an Audit Committee, and the Bank has a Compensation Committee. The Company does not have a standing nominating committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter was included as Appendix A to the proxy statement for the 2004 annual meeting.

The members of the Audit Committee are Thomas L. Cline, Ellen R. Fitzwater, Daniel J. Harshman and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”).  The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Ms. Fitzwater qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee met six times in 2005. For additional information regarding the Audit Committee, see “Audit Information-Audit Committee Report” on page 13 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews senior management’s performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors.

The members of the Compensation Committee are Richard S. Myers, Michael W. Pugh and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Compensation Committee met once in 2005. For additional information regarding the Compensation Committee, see “Compensation Committee Report on Executive Compensation” on page 9 and 10 of this Proxy Statement.

Director Nomination Process

The Company currently does not have a standing nominating committee. The entire Board performs the functions of a nominating committee. The Board does not believe it needs a separate nominating committee because the full Board is comprised predominantly of independent directors (as that term is defined by Nasdaq’s listing standards) and has the time and resources to perform the function of selecting board nominees. The President & CEO, the sole management director, abstains from discussions and voting for nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws, but does not have a separate charter related to the nomination process.

Should a vacancy occur on the Board of Directors of the Company, the Board would look at the Corporate Governance Committee’s list of director qualifications (similar to those listed below) and consider these qualifications in developing a pool of potential nominees from the communities served by the Company. The Board would then appoint the candidate who was best qualified following discussions among the independent directors. The Board also considers potential nominees that shareholders might submit informally.

The Company’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•

The ability of the prospective nominee to represent the interests of the shareholders of the Company;

•

The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•

The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an annual meeting of shareholders if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2007 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals” on page 13 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.5 of the

Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is P. O. Box 1111, Timberville, VA  22853.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Eight of the directors attended the 2005 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o P. O. Box 1111, Timberville, VA  22853. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

All directors of the Company, who are also directors of the Bank, receive $500 for attending each board meeting and receive $100 for each Investment and Corporate Governance Committee meeting attended, $150 for each Compensation Committee meeting attended and $200 for each Audit Committee meeting attended. They receive no additional compensation as directors for Board meetings of the Company. In addition, each director received a bonus of $7,000 for the year ended 2005.

Executive Officers Information

The following information, including the principal occupation during the past five years, is given with respect to each executive officer of the Company, except for Dean W. Withers, who is discussed above under “Information Concerning Directors and Nominees.”

Larry A. Caplinger, 53, has served as Senior Vice President of the Bank since May 1990.

Neil W. Hayslett, 44, has served as Senior Vice President and Chief Financial Officer of the Bank since January 2003. Prior to that time, he served as Vice President and Chief Financial Officer since 1996.

SUMMARY COMPENSATION

The Summary Compensation Table below sets forth the compensation of the Company’s named Executive Officers for all services rendered to the Company and the Bank for the last three fiscal years.

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	All Other Compensation($)

Dean W. Withers	2005	140,000	35,000	*	35,9022
President & Chief Executive	2004	114,346	25,000	*	28,7632

Officer (since May 2004)	2003	83,000	18,000	*	20,4372

Larry A. Caplinger	2005	95,000	25,0001	*	24,6313
Senior Vice President	2004	87,000	19,0001	*	23,2863
	2003	83,000	18,0001	*	20,7723

Neil W. Hayslett	2005	95,000	25,0001	*	24,4194
Senior Vice President &	2004	84,000	18,0001	*	21,7224
Chief Financial Officer	2003	80,000	15,0001	*	18,6824

*The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus.

1The amounts presented include compensation that was deferred at the executive officer’s election.

2The amounts presented include the Company’s contribution for the benefit of Mr. Withers under the Company’s Stock Bonus Plan ($13,020, $10,231, and $7,226 in 2005, 2004, and 2003, respectively), the gross value of life insurance premiums paid by the Company on behalf of Mr. Withers ($842, $732, and $702 in 2005, 2004, and 2003, respectively), the Company’s contribution to Mr. Withers’ 401(K) Plan ($5,251, $4,181, and $3,063 in 2005, 2004, and 2003, respectively) and the Company’s contribution for the benefit of Mr. Withers under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($16,789, $13,619, and $9,446 in 2005, 2004, and 2003, respectively). Prior to 2003, the Company and Mr. Withers were parties to split-dollar life insurance policies. Under the terms of the policies, the Company will be repaid the life insurance premium payments from the proceeds of the insurance policies at Mr. Withers’ death or when cash surrender values are sufficient to carry the policies through normal life expectancy, and Mr. Withers or his heirs would receive the remaining benefits. During 2003, these policies were cancelled, and the Company provided Mr. Withers with term life insurance equal to five times his base salary. The amounts presented in the table represent the term life insurance premium for 2003, 2004 and 2005.

3The amounts presented include the Company’s contribution for the benefit of Mr. Caplinger under the Company’s Stock Bonus Plan ($9,068, $9,020, and $7,568 in 2005, 2004, and 2003, respectively), the gross value of life insurance premiums paid by the Company on behalf of Mr. Caplinger ($564, $732, and $711 in 2005, 2004, and 2003, respectively), the Company’s contribution to Mr. Caplinger’s 401(K) Plan ($3,606, $3,193, and $3,047 in 2005, 2004, and 2003, respectively) and the Company’s contribution for the benefit of Mr. Caplinger under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($11,393, $10,341, and $9,446 in 2005, 2004, and 2003, respectively). Prior to 2003, the Company and Mr. Caplinger were parties to split-dollar life insurance policies. Under the terms of the policies, the Company will be repaid the life insurance premium payments from the proceeds of the insurance policies at Mr. Caplinger’s death or when cash surrender values are sufficient to carry the policies through normal life expectancy, and Mr. Caplinger or his heirs would receive the remaining benefits. During 2003, these policies were cancelled, and the Company provided Mr. Caplinger with term life insurance equal to five times his base salary. The amounts presented in the table represent the term life insurance premium for 2003, 2004 and 2005.

4The amounts presented include the Company’s contribution for the benefit of Mr. Hayslett under the Company’s Stock Bonus Plan ($8,882, $8,482, and $6,983 in 2005, 2004, and 2003, respectively), the gross value of life insurance premiums paid by the Company on behalf of Mr. Hayslett ($544, $706, and $675 in 2005, 2004, and 2003, respectively), the Company’s contribution to Mr. Hayslett’s 401(K) Plan ($3,600, $2,550, and $1,920 in 2005, 2004, and 2003, respectively), and the Company’s contribution for the benefit of Mr. Hayslett under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($11,393, $9,984, and $9,104 in 2005, 2004, and 2003, respectively. Prior to 2003, the Company and Mr. Hayslett were parties to split-dollar life insurance policies. Under the terms of the policies, the Company will be repaid the life insurance premium payments from the proceeds of the insurance policies at Mr. Hayslett’s death or when cash surrender values are sufficient to carry the policies through normal life expectancy, and Mr. Hayslett or his heirs would receive the remaining benefits. During 2003, these policies were cancelled, and the Company provided Mr. Hayslett with term life insurance equal to five times his base salary. The amounts presented in the table represent the term life insurance premium for 2003, 2004 and 2005.

Severance Plan

In 1996, the Company and the Bank adopted a change in control severance plan that became effective July 1, 1996. The plan covers employees designated by the Company’s Board of Directors, including Mr. Withers, Mr. Caplinger and Mr. Hayslett.

Under the plan, a “covered termination” is a cessation of employment with the Company or its then affiliates within 36 months after a change in control (as defined in the plan) on account of either (i) termination of employment by the covered employee for good reason (defined to mean the occurrence after a change in control of any of the following: the assignment of duties inconsistent with prior duties, the diminution of responsibilities, a reduction in base salary, a transfer of job location of more than 50 miles, a failure to pay compensation or deferred compensation within seven days after due, a failure to continue participation and benefits under any compensation or benefits plan (or any successor or replacement plan) at as favorable a level, or a failure of the Company to require any successor to the Company to comply with the plan) or (ii) termination initiated by the Company or any of its affiliates for any reason other than death, disability, mandatory retirement or cause (as defined in the plan).

In the event of a covered termination, a covered employee will be entitled to the following severance benefits: (i) continuation of the employee’s base pay (as defined in the plan) through the earlier of his or her death or the third anniversary of the date of the change in control (the severance pay period); (ii) continuation of the availability of coverage, and the employer’s regular contribution towards that coverage, under the employer’s health care plan during the severance pay period for the employee and his or her eligible dependents; (iii) the right to buy any car that the employee is assigned by the employer at its then fair market value; and (iv) a lump sum payment equal to the value of any qualified or nonqualified retirement benefits forfeited by the employee on account of his or her covered termination.

Retirement Benefits

The Company has a noncontributory pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The amount of benefits payable under the plan is determined by an employee’s period of credited service. The amount of normal retirement benefit will be determined based on a participant’s credited service, earnings and the benefit formula as described in the plan’s adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan’s adoption agreement).

The following table shows the estimated annual benefits payable upon retirement based on the specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement on October 1, 2005 at age 65 (normal retirement date):

Pension Plan Table

		Years of Service
5-year Average Salary	10	15	20	25	30	35

25,000	$3,125	$4,688	$6,250	$7,813	$9,375	$10,938

50,000	6,335	9,502	12,670	15,837	19,004	22,172

75,000	11,085	16,627	22,170	27,712	33,254	38,797

100,000	15,835	23,752	31,670	39,587	47,504	55,422

125,000	20,585	30,877	41,170	51,462	61,754	72,047

150,000	25,335	38,002	50,670	63,337	76,004	88,672

175,000	30,085	45,127	60,170	75,212	90,254	105,297

200,000	34,835	52,252	69,670	87,087	104,504	121,922

210,000	36,735	55,102	73,470	91,837	110,204	128,572
and above

Compensation under the plan is currently limited to $210,000 by the Internal Revenue Code of 1986, as amended. The table below describes the estimated annual benefit payable under the Retirement Plan upon retirement for the following executives.

	Estimated Annual Benefits Payable	Credited Years of Service
Dean W. Withers	$63,042	12

Larry A. Caplinger	60,268	33

Neil W. Hayslett	45,738	9

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Bank has furnished the following report on executive compensation. All executive compensation for the Company and the Bank is determined and paid on the Bank level.

The Compensation Committee meets annually to review salaries, bonuses and the contributions to the Employee Stock Ownership Plan (ESOP) (also known as the Company’s Stock Bonus Plan) and the Executive Deferred Compensation Plan. The Compensation Committee recommends to the Board of Directors the annual salary and bonuses of the Senior Management group.

The committee also recommends the annual contribution to the ESOP, which is shared on a pro-rated basis by all eligible employees, and the contribution to the Executive Deferred Compensation Plan, which was established for the benefit of the Senior Management group. Finally, the committee recommends a range of percentage increases in salary for the remaining staff. Increases within the range established by the committee and board are then recommended by department supervisors and approved by Mr. Withers.

Compensation for the President and Chief Executive Officer of the Company is determined by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee. The Compensation Committee attempts to provide competitive levels of compensation, which will attract and retain corporate officers and key employees with outstanding abilities and to motivate them through a combination of base salary, annual incentives and deferred compensation. The Committee uses the Virginia Bankers Association Salary Survey of Virginia Banks and compensation data contained in filings by companies that are SEC registrants for comparison of salaries paid for similar positions and responsibilities. The Board, on at least an annual basis, also reviews qualitative factors, such as Return on Average Assets (ROAA) and Return on Average Equity (ROAE) relative to peer banks. A subjective approach is used in this evaluation and therefore the committee does not rely on a formula or weights of specific factors.

Compensation for executive officers other than the President and Chief Executive Officer is determined by the Board of Directors based on the recommendation of the Compensation Committee, with the input of the President and Chief Executive Officer. As with the President and Chief Executive Officer, the Compensation Committee attempts to provide competitive levels of compensation, which will attract and retain corporate officers and key employees with outstanding abilities and to motivate them through a combination of base salary, annual incentives and deferred compensation. The Committee uses the same process for executive officers as it does for the President and Chief Executive Officer.

Compensation Committee

Richard S. Myers

Michael W. Pugh

Ronald E. Wampler

Compensation Committee Interlocks and Insider Participation

During 2005, no former or current executive officer of the Company or the Bank served on the Compensation Committee.

Indebtedness and Other Transactions

The Company’s directors and officers, and other corporations, business organizations, and persons with whom some of the Company’s directors and officers are associated, had loan transactions at December 31, 2005 with the Bank totaling approximately $3,806,275 or about 10.8% of average shareholders' equity for the year. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

Stock Performance

The following graph compares the cumulative total return to the shareholders of the Company for the last five fiscal years with the total return on the Russell 2000 Index, the Pink Banks ($100M to $500M) Index and SNL Bank Index, as reported by SNL Financial LC, assuming an investment of $100 in the Common Stock on December 31, 2000, and the reinvestment of dividends. The Company decided to add a broader based bank index (SNL Bank Index) due to the limited number of $100M-$500M OTC-BB & Pink Banks.

F & M BANK CORP.

	Period Ending
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
F & M Bank Corp.	100.00	78.47	84.42	104.23	125.44	129.01
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
SNL $100M-$500M OTC-BB & Pink Banks	100.00	115.19	138.18	187.69	226.86	251.93
SNL Bank Index	100.00	101.00	92.61	124.93	140.00	141.91

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

Larrowe & Company, P.L.C. of Galax, Virginia, was the auditor for the Company for 2005 and is being recommended to the Company’s shareholders for the ratification of its appointment as auditor for 2006. A representative of Larrowe & Company, P.L.C. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

On January 20, 2005, the Company determined that, effective after its completion of the audit for the fiscal year ended December 31, 2004, S. B. Hoover & Company, L.L.P would serve as the internal auditor of the Company and would not be reappointed as the Company’s independent auditor for the fiscal year ending December 31, 2005. On February 17, 2005, the Company engaged Larrowe & Company, P.L.C. as the Company’s independent auditor for the year ending December 31, 2005.

During the Company’s two fiscal years ended December 31, 2003, and during the subsequent period through January 20, 2005, there was no disagreement between the Company and S. B. Hoover & Company, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of S. B. Hoover & Company, L.L.P., would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements. The audit reports of S. B. Hoover & Company, L.L.P. on the consolidated financial statements of the Company as of and for the two fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, during the two most recent fiscal years and through February 17, 2005, the Company did not consult with Larrowe & Company, P.L.C. regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or any other matters or events that are required to be disclosed by applicable securities laws.

A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

The Board recommends a vote for Proposal Two.

AUDIT INFORMATION

Audit Committee

The Audit Committee operates under a written charter that the Board has adopted. The four members of the Audit Committee are independent as that term is defined in Nasdaq’s listing standards.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Larrowe & Company, P.L.C. and S. B. Hoover & Company, L.L.P., respectively, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $40,878 for 2005 by Larrowe & Company, P.L.C. and $40,250 for 2004 by S. B. Hoover & Company, L.L.P.

Audit Related Fees

The aggregate fees billed by S. B. Hoover & Company, L.L.P. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal year ended December 31, 2004 were $1,880. For 2004, these services included FHLB collateral verification audits and consultation concerning financial accounting and reporting standards and other related issues. There were no fees billed by Larrowe & Company, P.L.C. for such services for the fiscal year ended December 31, 2005.

Tax Fees

The aggregate fees billed by S. B. Hoover & Company, L.L.P. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2005 and December 31, 2004 were $3,200 and $3,000, respectively. During both years, these services included preparation of federal and state income tax returns. There were no fees billed by Larrowe & Company, P.L.C. for such services.

All Other Fees

There were no fees billed by Larrowe & Company, P.L.C. or S. B. Hoover & Company, L.L.P. for any other services rendered to the Company for the fiscal years ended December 31, 2005 and 2004.

Pre-Approval Policies

All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Larrowe & Company, P.L.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

March 16, 2006

Audit Committee

Thomas L. Cline

Ellen R. Fitzwater

Daniel J. Harshman

Ronald E. Wampler

SHAREHOLDER PROPOSALS

Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2007 annual meeting of shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, at its principal executive offices, P. O. Box 1111, Timberville, Virginia 22853, no later than

December 8, 2006, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2007 annual meeting of shareholders on May 12, 2007.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2007 annual meeting of shareholders, notice of the nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2007 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2007 annual meeting of shareholders, notice of the proposed business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2007 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 12, 2007 for the 2007 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 13, 2007 and no earlier than February 11, 2007.

HOUSEHOLDING OF PROXY MATERIALS

SEC regulations permit the Company to send a single set of proxy materials, including this Proxy Statement and an Annual Report to shareholders, to two or more shareholders that share the same address. Each shareholder will continue to receive his or her own separate proxy. The Company will deliver promptly upon written or oral request a separate set of proxy materials to a shareholder at a shared address that only received a single set of proxy materials for this year. If the shareholder would prefer to receive his or her own copy, please contact Sylvia Bowman. Ms. Bowman’s phone number is (540) 896-8941, and her address is P. O. Box 1111, Timberville, Virginia 22853. Similarly, if a shareholder would like to receive his or her own set of the Company’s proxy materials in future years or if a shareholder shares an address with another shareholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Ms. Bowman.

By Order of the Board of Directors

/s/ Larry A. Caplinger

Larry A. Caplinger, Secretary

April 7, 2006

[Form of Proxy]

PROXY

F & M BANK CORP.

Annual Meeting of Shareholders, May 13, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas L. Cline, Daniel J. Harshman and Michael W. Pugh, any or all of whom may act, with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held May 13, 2006 at 5:30 P.M. and at any adjournment thereof, the shares of F & M Bank Corp. common stock held of record by the undersigned as of March 24, 2006.

The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

☐ FOR all nominees listed below

☐  WITHHOLD AUTHORITY to vote for all

       (except as marked to the contrary below)

         nominees listed below

Ellen R. Fitzwater, Richard S. Myers and Ronald E. Wampler

for three-year terms to expire in 2009.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF LARROWE & COMPANY, P.L.C.

AS INDEPENDENT PUBLIC ACCOUNTANTS

☐ FOR

☐ AGAINST

☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. Please sign the Proxy in the name or names shown on your stock certificate. If signing as a trustee, executor, etc., please so indicate.

Date Signed: ___________________________

_____________________________

______________________________________

     Print Name

        Signature

___________________________________

______________________________________

     Print Name

        Signature